UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2002

ALLIANCE LAUNDRY SYSTEMS LLC
ALLIANCE LAUNDRY CORPORATION
ALLIANCE LAUNDRY HOLDINGS LLC
(Exact name of registrant as specified in its charter)

DELAWARE DELAWARE DELAWARE	333-56857 333-56857-01 333-56857-02	39-1927923 39-1928505 52-2055893
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

P.O. BOX 990
RIPON, WISCONSIN 54971-0990
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(920) 748-3121
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 5.    Other Events.

In conjunction with an October 1, 2002 press release, Alliance Laundry Systems Income Fund (the “Fund”) filed a preliminary prospectus with securities regulators across Canada. The related press release was filed with the Securities and Exchange Commission under a separate Report on Form 8-K, dated October 1, 2002.

The prospectus of Alliance Laundry Income Fund is provided in the exhibits to this Report on Form 8-K, due to the inclusion of certain financial updates provided within the document. Specifically, the prospectus indicates that Alliance Laundry Systems LLC (the “Company”) achieved an EBITDA level of $56,133,000 for the twelve month period ending July 31, 2002. The term EBITDA as referred to throughout the prospectus is specifically defined within the glossary of the prospectus and is not necessarily consistent with EBITDA as defined in the Company’s past Securities and Exchange Reports on 10-K and Reports on 10-Q. Additionally, the prospectus provides condensed unaudited income statement data and capital expenditure data for the twelve months ended July 31, 2002, as well as stating the total assets of the Company as of July, 31, 2002.

The units of the Fund have not been registered under the United States Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.    Financial Statements and Exhibits.

The exhibits accompanying this report are listed in the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliance Laundry Systems LLC has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Ripon, state of Wisconsin, on the 9th day of October 2002.

Signature	Title	Date

/s/ Thomas L’Esperance	Chairman and CEO	10-09-02
Thomas L’Esperance

/s/ Bruce P. Rounds	Vice President and Chief Financial Officer	10-09-02
Bruce P. Rounds

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliance Laundry Corp. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Ripon, state of Wisconsin, on the 9th day of October 2002.

Signature	Title	Date

/s/ Thomas L’Esperance	Chairman and CEO	10-09-02
Thomas L’Esperance

/s/ Bruce P. Rounds	Vice President and Chief Financial Officer	10-09-02
Bruce P. Rounds

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliance Laundry Holdings LLC has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Ripon, state of Wisconsin, on the 9th day of October 2002.

Signature	Title	Date

/s/ Thomas L’Esperance	Chairman and CEO	10-09-02
Thomas L’Esperance

/s/ Bruce P. Rounds	Vice President and Chief Financial Officer	10-09-02
Bruce P. Rounds

EXHIBIT INDEX

Exhibit	No.

20.1    Prospectus of Alliance Laundry Income Fund, dated September 30, 2002.

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